UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 20, 2010
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 20, 2010, Developers Diversified Realty Corporation (the “Company”) entered into an Eighth Amended and Restated Credit Agreement (the “Amended Credit Agreement”), among the Company, DDR PR Ventures LLC, S.E., a Delaware limited liability company (“DDR PR Ventures”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the several banks, financial institutions and other entities from time to time parties thereto, which Amended Credit Agreement amends and restates the Company’s senior unsecured revolving credit facility by, among other things: (i) decreasing the aggregate commitment under the loan agreement from $1.25 billion to $950 million; (ii) modifying certain covenants contained in the loan agreement; (iii) including an accordion feature for a future expansion of the aggregate commitment under the loan agreement of up to $1.2 billion; and (iv) extending the maturity date to February 28, 2014. Borrowings under the Amended Credit Agreement will bear interest at a rate currently equal to LIBOR plus 275 basis points, with such rate subject to adjustment based upon the Company’s current corporate credit ratings. Upon the occurrence of certain customary events of default, the Company’s obligations under the Amended Credit Agreement may be accelerated and the lending commitments thereunder terminated. A copy of the Amended Credit Agreement is attached as Exhibit 4.1 and is incorporated by reference herein. The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to Exhibit 4.1.
     On October 20, 2010, the Company entered into a Fourth Amendment to First Amended and Restated Secured Term Loan Agreement (the “Secured Term Loan Amendment”), among the Company, DDR PR Ventures, KeyBank National Association, as Administrative Agent, and the other several banks, financial institutions and other entities from time to time parties to such loan agreement, which Secured Term Loan Amendment amends the provisions of the financial covenants and certain other provisions contained in the loan agreement. A copy of the Secured Term Loan Amendment is attached as Exhibit 4.2 and is incorporated by reference herein. The foregoing description of the Secured Term Loan Amendment is qualified in its entirety by reference to Exhibit 4.2.
     Certain of the banks and financial institutions that are parties to the Amended Credit Agreement and the Secured Term Loan Amendment and their respective affiliates have provided, are currently providing and in the future may continue to provide investment banking, commercial banking and other financial services, to the Company in the ordinary course of business for which they have received and will receive customary compensation. In the ordinary course of business, such banks and financial institutions and their respective affiliates may participate in loans and actively trade the debt and equity securities of the Company for their own account or for the accounts of customers and, accordingly, such banks and financial institutions and their respective affiliates may at any time hold long or short positions in such securities.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description
4.1	Eighth Amended and Restated Credit Agreement, dated as of October 20, 2010, by and among the Company, DDR PR Ventures, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

4.2	Fourth Amendment to the First Amended and Restated Secured Term Loan Agreement, dated October 20, 2010, among the Company, DDR PR Ventures, KeyBank National Association, as Administrative Agent, and the other several banks, financial institutions and other entities from time to time parties to such loan agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Christa A. Vesy
Christa A. Vesy
Senior Vice President and Chief Accounting Officer
Date: October 21, 2010

EXHIBIT INDEX

Exhibit Number	Description
4.1	Eighth Amended and Restated Credit Agreement, dated as of October 20, 2010, by and among the Company, DDR PR Ventures, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

4.2	Fourth Amendment to the First Amended and Restated Secured Term Loan Agreement, dated October 20, 2010, among the Company, DDR PR Ventures, KeyBank National Association, as Administrative Agent, and the other several banks, financial institutions and other entities from time to time parties to such loan agreement.